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          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                        Three Months Ended               Six Months Ended
                                                             June 30                          June 30
(in thousands, except per share data)                1998              1997              1998             1997
-----------------------------------------------------------------------------------------------------------------
Basic:
-----
Average shares outstanding                           24,496            23,745            24,417           23,712
                                                ============     =============     =============     ============

Net Income                                          $ 9,725           $ 7,994           $19,030          $15,923
                                                ============     =============     =============     ============
Per Share Amount                                    $  0.40           $  0.34             $0.78          $  0.67
                                                ============     =============     =============     ============

Diluted:
-------

Average shares outstanding                           24,496            23,745            24,417           23,712

Net effect of dilutive stock options based
  on the treasury stock method using the
  average market price or quarter end price,
  whichever is greater                                1,054               667             1,113              685
                                                 ------------     -------------     -------------     ------------
                 Total Shares Outstanding            25,550            24,412            25,530           24,397
                                                 ============     =============     =============     ============
Net Income                                          $ 9,725           $ 7,994           $19,030          $15,923
                                                 ============     =============     =============     ============
Per Share Amount                                    $  0.38           $  0.33           $  0.75          $  0.65
                                                 ------------     -------------     -------------     ------------

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